UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1500 North Mantua Street
P.O. Box 5193
Kent, OH 44240
(Address of principal executive offices) (Zip Code)
(330) 673-9511
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 20, 2021, The Davey Tree Expert Company (the “Company”) entered into Amendment No. 1 (the “First Amendment”) to its Note Purchase and Private Shelf Agreement, dated September 21, 2018 (as amended, the “Purchase Agreement”), with PGIM, Inc. (“Prudential”), each of the initial purchasers named in the Purchaser Schedule attached to the Purchase Agreement, and each Prudential Affiliate (as defined in the Purchase Agreement) which has become or hereafter becomes a party thereto.
The First Amendment increases the total facility limit to $150.0 million from the previous $100.0 million and extends the issuance period for subsequent series of promissory notes to be issued and sold pursuant to the Purchase Agreement to September 20, 2024.
The First Amendment also amends certain provisions and covenants to generally conform them to the corresponding provisions and covenants contained in the Fourth Amended and Restated Credit Agreement, dated August 18, 2021, among the Company, the lending institutions party thereto, KeyBank National Association, as lead arranger, syndication agent and administrative agent, and PNC Bank, National Association and Wells Fargo Bank, N.A., as co-documentation agents. In addition, Wetlands Studies and Solutions, Inc., a Virginia corporation and a subsidiary of the Company, entered into a joinder agreement to become a subsidiary guarantor pursuant to the Subsidiary Guaranty Agreement under the Purchase Agreement.
The foregoing description of the First Amendment is merely a summary of the terms and conditions of the First Amendment and does not purport to be a complete description of the First Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 17, 2021, the Board of Directors of the Company (the “Board”) approved and declared a two-for-one stock split in the form of a stock dividend (the “Stock Split”), which is described further in Item 8.01 of this Current Report on Form 8-K.

On September 20, 2021, in connection with the Stock Split, the Company, in accordance with the prior approval of the Board and pursuant to Section 1701.70(B)(8) of the Ohio Revised Code, filed a Certificate of Amendment (the “Amendment”) to its 2017 Amended Articles of Incorporation with the Secretary of State of the State of Ohio. The Amendment, which became effective upon filing: (1) proportionately increased the authorized number of common shares from 48,000,000 to 96,000,000; and (2) proportionately decreased the par value of the issued and unissued common shares from $1.00 per share to $0.50 per share.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events
Stock Split
On September 17, 2021, the Board approved and declared the Stock Split, which consists of a two-for-one stock split in the form of a stock dividend. Each of the Company’s shareholders of record at the close of business on October 1, 2021 will receive one additional common share for each then-held common share, including treasury shares, to be distributed after close of business on October 15, 2021.
Stock Repurchase Program
On September 17, 2021, the Board also approved the repurchase of up to an additional 1,500,000 shares of its outstanding common shares in addition to approximately 514,023 shares remaining under a prior authorization, which share numbers do not reflect the impact of the Stock Split. The repurchase authorization does not have an expiration date and may be suspended or discontinued at any time without prior notice.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the 2017 Amended Articles of Incorporation, dated as of September 20, 2021.
10.1	Amendment No. 1 to Note Purchase and Private Shelf Agreement, dated September 20, 2021, by and among PGIM, Inc., each of the Purchasers thereto, and The Davey Tree Expert Company.
104	Cover Page Interactive Data File

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY
By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary
Date: September 21, 2021